UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2014

INTEGRATED DRILLING EQUIPMENT HOLDINGS CORP.

(formerly Empeiria Acquisition Corp.)

(Exact name of registrant as specified in its charter)

Delaware	000-54417	27-5079295
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

25311 I-45
Woodpark Business Center, Bldg. 6
Spring, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 465-9393

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The discussion under Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2014, James Terry, age 60, was appointed Chief Executive Officer of Integrated Drilling Equipment Holdings Corp., a Delaware corporation (the “Company”) and a member of the Company’s Board of Directors. On July 22, 2014, the Company issued a press release announcing such appointment. Prior to his appointment, from January 23, 2006 until his anticipated resignation takes effect on August 15, 2014, James Terry served as the CEO and President, and was a member of the board of directors of, Particle Drilling Technologies (“PDT”). PDT is a manufacturer of innovative well drilling bits and surface equipment used in drilling hard rock formations. This technology allows the well driller to cut through hard rock formations up to 6X faster than conventional drill bits. Prior to PDT, Mr. Terry served as a consultant to the oil and gas drilling services industry from September 2005 to January 2006, and was the Vice President of Drilling Services at Weatherford International from January 2003 to September 2005. Weatherford International is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. At Weatherford, Mr. Terry led the effort to consolidate, develop and improve the performance of well construction products and services by strategically aligning synergistic product lines in order to improve both their financial and operational performance. His duties at Weatherford included responsibility for all phases of new product and service development from inception through commercialization, which in some cases included securing project funding from customers.

From March 1994 until January 2003, Mr. Terry was employed by Halliburton Company, the last three of those years as Director—Advanced Well Construction Systems where he was the lead inventor of a step change advanced well construction system. Prior to joining Halliburton in March 1994, Mr. Terry served as Regional Vice President for Smith International in Singapore. He was responsible for all of Smith’s activities in the Asia Pacific, Middle East and East Africa regions. Mr. Terry began his career at Eastman Whipstock, which was acquired by Baker Hughes in 1990. Following Baker Hughes’ acquisition of Eastman Whipstock in 1990, Mr. Terry joined Smith International. Mr. Terry resides in Houston, Texas and holds a BA in Business from San Francisco State University. He is a member of the Society of Petroleum Engineers, the Independent Petroleum Association of America, the American Association of Drilling Engineers and the International Association of Drilling Contractors.

Mr. Terry was appointed a member of the Company’s Board of Directors (the “Board”) in accordance with the requirements of the Amended and Restated Voting Agreement, dated April 7, 2014, among the Company, Empeiria Investors, LLC, Stephen D. Cope, and the other parties listed on the signature pages thereto. Given Mr. Terry’s extensive background in the drilling industry, the Board believes Mr. Terry brings a wealth of knowledge and a genuine understanding of the industry to the Board. His past experience with both product development and aligning product offerings to improve financial performance will be useful. As a CEO of the Company he will bring to the Board a unique understanding of the Company’s operations.

In connection with Mr. Terry’s appointment as Chief Executive Officer, the Company entered into an Employment Agreement with Mr. Terry on July 18, 2014 (to be effective July 21, 2014) (the “Employment Agreement”). The Employment Agreement provides for an initial term of three years, with automatic one year renewals at the end of the initial three year term unless either party has given notice of nonrenewal at least 30 days prior to the expiration of the initial term or any renewal term. Pursuant to the Employment Agreement Mr. Terry will receive an annual base salary of $360,000 which may be reviewed annually, but not decreased, except in the event of a reduction in salaries of Company executives generally. In addition, Mr. Terry is entitled to a guaranteed bonus for 2014 in the amount of $65,000. Beginning with the 2015 calendar year, Mr. Terry will be eligible to receive an annual cash incentive bonus. His target annual bonus is equal to 50% of his base salary subject to the achievement of certain performance objectives. In addition, Mr. Terry may be eligible to receive a supplemental cash bonus in an amount up to 50% of his base salary upon the achievement of a higher set of performance objectives. Subject to the board of directors’ approval, the Employment Agreement provides that Mr. Terry is eligible to be awarded an option to purchase 250,000 shares of the Company’s common stock.

The Employment Agreement provides that in the event Mr. Terry’s employment is terminated Without Cause by the Company or by Mr. Terry for Good Reason (as such terms are defined in the Employment Agreement) then in addition to his right to accrued compensation and benefits through the date of termination, Mr. Terry will be entitled to receive in cash (i) an amount equal to his then current annual base salary, payable within 10 days following his termination date, (ii) an amount equal to his target bonus, payable on the 60th day following the date of his termination, and (iii) an amount equal to twelve times the Company’s portion of the monthly cost of maintaining health benefits for Mr. Terry and his spouse and dependents. In addition to the foregoing cash payments, in the event Mr. Terry’s employment is terminated by the Company Without Cause or by Mr. Terry for Good Reason, on the 60th day following the date of his termination of employment all of Mr. Terry’s outstanding time-vested equity awards will fully vets and become non-forfeitable.

The Employment Agreement also contains customary confidentiality provisions and Mr. Terry agrees that during his employment term and for one year thereafter he will not compete with the Company nor hire or attempt to hire any employees of the Company or solicit or attempt to induce any suppliers or customers of the Company to terminate or modify their relationship with the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

On July 22, 2014, the Company issued a press release announcing that effective immediately James Terry, age 60, had been appointed Chief Executive Officer of the Company and a member of the Company’s Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Sub Item (d): Exhibits.

The following exhibits are provided herewith:

Exhibit Number	Description

10.1	Employment Agreement, dated as of July 18, 2014, between Integrated Drilling Equipment Holdings Corp. and James Terry.

99.1	Press Release of Integrated Drilling Equipment Holdings Corp. issued July 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2014	Integrated Drilling Equipment Holdings Corp.

	By:	/s/ Michael Dion
Name: Michael Dion
Title: Chief Financial Officer

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